                                                                    EXHIBIT 4(w)





                           REGENT COMMUNICATIONS, INC.


         FOURTH AMENDMENT, LIMITED CONSENT AND LIMITED WAIVER TO CREDIT
          AGREEMENT, FIRST AMENDMENT TO SUBSIDIARY GUARANTY AND FIRST
                   AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

                  This FOURTH AMENDMENT, LIMITED CONSENT AND LIMITED WAIVER TO CREDIT AGREEMENT, FIRST AMENDMENT TO SUBSIDIARY GUARANTY AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this "Amendment") is dated as of October 16, 1998 and entered into by and among Regent Communications, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), General Electric Capital Corporation, as documentation agent ("DOCUMENTATION AGENT") and Bank of Montreal, Chicago Branch, as agent for Lenders ("AGENT"), and the Subsidiaries listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 14, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 16, 1998, that certain Second Amendment and Limited Waiver to Credit Agreement dated as of June 10, 1998 and that certain Third Amendment to Credit Agreement dated as of August 14, 1998 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent, that certain Subsidiary Guaranty dated as of November 14, 1997 by and among each Subsidiary of Company (the "SUBSIDIARY GUARANTY") and that certain Pledge and Security Agreement dated as of November 14, 1997 by and among Company and each Subsidiary of Company (the "PLEDGE AND SECURITY AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Company and Lenders desire to waive compliance with the provisions of subsection 6.1(ii) of the Credit Agreement in the manner and to the limited extent described herein;

                  WHEREAS, Company has requested that Lenders consent to the changes in the corporate structure of and the stock/asset transfers among certain of Company's Subsidiaries as set forth in Schedule A annexed hereto (collectively the "REGROUPING TRANSACTIONS");

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
                  WHEREAS, in connection with the Regrouping Transactions, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1. LIMITED CONSENT TO THE CREDIT AGREEMENT

                  Anything in the Credit Agreement to the contrary notwithstanding, Lenders hereby consent to the Regrouping Transactions, substantially as set forth in Schedule A annexed hereto.

SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS

         A. SUBSIDIARY NAME CHANGES: As a result of the Regrouping Transactions, the following Credit Parties shall change their names as follows and all references in the Credit Agreement and the other Loan Documents to such Credit Parties shall thereafter be deemed to be references to their new names:

                  1. "The Park Lane Group" shall be changed to "Regent Broadcasting West Coast, Inc.";

                  2. "Regent Merger Corp." shall be changed to " Regent Broadcasting Midwest, Inc.";

                  3. "Faircom Flint Inc." shall be changed to "Regent Broadcasting of Flint, Inc."; and

                  4. "Faircom Mansfield Inc." shall be changed to "Regent Broadcasting of Mansfield, Inc.".

         B. SUBSIDIARY MERGERS: As a result of the Regrouping
Transactions, the following mergers among Credit Parties shall take place:

                  1. Park Lane Regency Radio, Inc. into Regent Broadcasting West Coast, Inc., with Regent Broadcasting West Coast, Inc. as the surviving corporation;

                  2. Park Lane High Desert, Inc. into Regent Broadcasting West Coast, Inc., with Regent Broadcasting West Coast, Inc. as the surviving corporation;

                  3. Regent Acquisition Corp., Inc. into Regent Broadcasting of Redding, Inc., with Regent Broadcasting of Redding as the surviving corporation;

                  4. Park Lane Redding Radio, Inc. into Regent Broadcasting of Redding, Inc., with Regent Broadcasting of Redding, Inc. as the surviving corporation;

                  5. Park Lane Chico, Inc. into Regent Broadcasting of Chico, Inc., with Regent Broadcasting of Chico, Inc. as the surviving corporation; and

                  6. Park Lane Northern Arizona, Inc. into Regent Broadcasting of Flagstaff, Inc., with Regent Broadcasting of Flagstaff, Inc. as the surviving corporation.

         C. NEW CREDIT PARTIES. In connection with the Regrouping
Transactions, the following new corporations have been formed and will become new Credit Parties ("NEW CREDIT PARTIES"), and all references to "Credit Party" or "Credit Parties" in the Credit Agreement and the other Loan Documents shall thereafter include the following:

                     1. Regent Licensee of Lake Tahoe, Inc., a Delaware
              corporation;

                     2. Regent Licensee of Palmdale, Inc., a Delaware
              corporation;

                     3. Regent Licensee of Redding, Inc., a Delaware
              corporation;

                     4. Regent Licensee of Chico, Inc., a Delaware corporation;

                     5. Regent Licensee of Flagstaff, Inc., a Delaware
              corporation;

                     6. Regent Licensee of Flint, Inc., a Delaware corporation;
              and

                     7. Regent Licensee of Mansfield, Inc., a Delaware
              corporation.

         D.       GUARANTIES AND SECURITY INTERESTS.

                  Each New Credit Party created pursuant to the Regrouping Transactions hereby agrees to guaranty and secure the Obligations pursuant to the Subsidiary Guaranty and the Pledge and Security Agreement; furthermore, all Credit Parties hereby agree to take all such action as Agent may reasonably request pursuant to the Credit Agreement and the other Loan Documents to effect the foregoing changes and to insure that all Loans and Obligations continue to be guaranteed and secured by all Credit Parties, including, without limitation, the delivery of executed Counterparts to the


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
Subsidiary Guaranty and the Pledge and Security Agreement making each New Credit Party a party thereto, the delivery of certificates representing the shares of capital stock pledged pursuant to the Security Documents, the filing of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions necessary or desirable to perfect Agent's security interest in the Collateral and delivery of all other evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to Agent on behalf and for the ratable benefit of Lenders shall have been made.

                  Without limiting the foregoing, each Credit Party hereby agrees to deliver the certificates set forth on Schedule B annexed hereto evidencing the pledged stock of each New Credit Party.

                  E. AMENDMENTS TO SCHEDULES. Each Credit Party hereby agrees to update each of the Schedules to the Credit Agreement and the Pledge and Security Agreement to the extent necessary to reflect changes resulting from the consummation of the Regrouping Transactions (the "AMENDED AND RESTATED SCHEDULES") effective and dated as of the date upon which the Regrouping Transactions are completed. Each Credit Party shall have delivered to Agent an Officers' Certificate to which such Amended and Restated Schedules shall be attached certifying that such Amended and Restated Schedules are true, correct and accurate as of the date of the consummation of the Regrouping Transactions.

SECTION 3. LIMITED WAIVER TO THE CREDIT AGREEMENT

                  Lenders hereby waive compliance with the provisions of subsection 6.1(ii) of the Credit Agreement requiring Company to deliver to Agent on the date which is 45 days after the end of the Fiscal Quarter period ended June 30, 1998 the financial information and related items set forth in such subsection; provided such financial information and related items are delivered no later than September 29, 1998.

SECTION 4. LIMITATION OF AMENDMENTS, WAIVERS AND CONSENTS

                  Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the amendments, waivers and consents set forth above shall be limited precisely as written and relate solely to the matters expressly set forth in Sections 1, 2 and 3 hereof, in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

                           (a) constitute a waiver of compliance by Company with
                  respect to the Credit Agreement in any other instance or any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                           (b) prejudice any right or remedy that Agent or any
                  Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment, Company hereby represents and warrants that after giving effect to this
Amendment:

                           (a) there exists no Event of Default or Potential
                  Event of Default under the Credit Agreement;

                           (b) all representations and warranties contained in
                  the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

                           (c) Company has performed all agreements to be
                  performed on its part as set forth in the Credit Agreement.


SECTION 6. ACKNOWLEDGEMENT AND CONSENT

                  Each of the Company and the Subsidiaries (each individually a "Credit Support Party" and collectively, the "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. The Pledge and Security Agreement, the Collateral Account Agreement and the Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS". Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered


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
thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" and "Secured Obligations", as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Credit Agreement and the Notes.

SECTION 7.  MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE
                     OTHER LOAN DOCUMENTS.

                           (i) On and after the effectiveness of this Amendment,
                  each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                           (ii) Except as specifically amended by this
                  Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (iii) The execution, delivery and performance of this
                  Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE

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STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS; EFFECTIVENESS; EFFECTIVE DATE OF AMENDMENT. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.




                  [Remainder of page intentionally left blank]



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
                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    REGENT COMMUNICATIONS, INC.



                                    By:     /s/ Terry S. Jacobs
                                            -----------------------------
                                            Name: Terry S. Jacobs
                                            Title: Chairman and CEO

EXISTING CREDIT PARTIES

                     REGENT BROADCASTING OF LEXINGTON, INC.,
                     REGENT BROADCASTING OF SAN DIEGO,INC.,
                     REGENT BROADCASTING OF DAYTON, INC.,
                     REGENT BROADCASTING OF CHICO, INC.,
                     REGENT BROADCASTING OF FLAGSTAFF, INC.,
                     REGENT BROADCASTING OF KINGMAN, INC.,
                     REGENT BROADCASTING OF LAKE TAHOE, INC.,
                     REGENT BROADCASTING OF PALMDALE, INC.,
                     REGENT BROADCASTING OF REDDING, INC.,
                     REGENT BROADCASTING OF VICTORVILLE, INC.,
                     REGENT ACQUISITION CORP.,
                     REGENT MERGER CORP.,
                     FAIRCOM FLINT INC.,
                     FAIRCOM MANSFIELD INC.,
                     each a Delaware corporation



                     By:     /s/ Terry S. Jacobs
                             ------------------------
                             Name: Terry S. Jacobs
                             Title: Chairman and CEO
                             of each of the forgoing


                     THE PARK LANE GROUP,
                     PARK LANE CHICO, INC.,
                     PARK LANE HIGH DESERT, INC.,
                     PARK LANE NORTHERN ARIZONA, INC.,
                     PARK LANE REGENCY RADIO, INC.,
                     PARK LANE REDDING RADIO, INC.,
                     each a California corporation



                     By:     /s/ Terry S. Jacobs
                             ------------------------
                             Name: Terry S. Jacobs
                             Title: Chairman and CEO
                             of each of the forgoing

                     REGENT LICENSEE OF SAN DIEGO, INC.,
                     REGENT LICENSEE OF DAYTON, INC.,
                     REGENT LICENSEE OF KINGMAN, INC,
                     REGENT LICENSEE OF VICTORVILLE, INC.,
                     REGENT LICENSEE OF LEXINGTON, INC.,
                     each a Delaware corporation



                     By:     /s/ Terry S. Jacobs
                             ------------------------
                             Name: Terry S. Jacobs
                             Title: Chairman and CEO
                             of each of the foregoing


NEW CREDIT PARTIES

                    REGENT LICENSEE OF LAKE TAHOE, INC.,
                    REGENT LICENSEE OF PALMDALE, INC.,
                    REGENT LICENSEE OF REDDING, INC.,
                    REGENT LICENSEE OF CHICO, INC.,
                    REGENT LICENSEE OF FLAGSTAFF, INC.,
                    REGENT LICENSEE OF FLINT, INC.,
                    REGENT LICENSEE OF MANSFIELD, INC.,
                    each a Delaware corporation



                     By:     /s/ Terry S. Jacobs
                             ------------------------
                             Name: Terry S. Jacobs
                             Title: Chairman and CEO
                             of each of the foregoing

                     BANK OF MONTREAL, CHICAGO BRANCH,
                     individually and as Agent



                      By:     /s/ Karen Klapper
                              -----------------------------
                               Name: Karen Klapper
                               Title:  Director

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                     individually and as Documentation Agent

                     By:     /s/ Thomas P. Waters
                             -----------------------------
                             Name: Thomas P. Waters
                             Title: Senior Vice President

                     BANK ONE, INDIANAPOLIS, NA,



                     By:    /s/ John W. Eyler
                            ------------------------------
                            Name: John W. Eyler
                            Title: Senior Vice President

                                   SCHEDULE A

                     DESCRIPTION OF REGROUPING TRANSACTIONS

                                 [SEE ATTACHED]

                                    Sch.A-1

                                   Schedule A

                           REGENT COMMUNICATIONS, INC.

                        PROPOSAL FOR REGROUPING STATIONS
                                    BY MARKET


         1.       NAME CHANGES

                  (a) The Park Lane Group will change its name to Regent Broadcasting West Coast, Inc.

                  (b) Regent Merger Corp. will change its name to Regent Broadcasting Midwest, Inc.

                  (c) Faircom Flint Inc. will change its name to Regent Broadcasting of Flint, Inc.

                  (d) Faircom Mansfield Inc. will change its name to Regent Broadcasting of Mansfield, Inc.

         2.       KINGMAN MARKET

                  (a) Regent Communications, Inc. will drop the stock of Regent Broadcasting of Kingman, Inc. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group), and Regent Broadcasting West Coast, Inc. (fka The Park Lane Group) will drop the stock of Regent Broadcasting of Kingman, Inc. down into Park Lane Regency Radio, Inc.

                  (b) The assets of KAAA and KZZZ (presently held in Park Lane Regency Radio, Inc.) will be dropped down into Regent Broadcasting of Kingman, Inc., and the FCC licenses will be dropped from there into Regent Licensee of Kingman, Inc.

         3.       SOUTH LAKE TAHOE MARKET

                  (a) A new Delaware corporation (Regent Licensee of Lake Tahoe, Inc.) will be formed as a wholly-owned subsidiary of Regent Broadcasting of Lake Tahoe, Inc.

                  (b) Regent Communications, Inc. will drop the stock of Regent Broadcasting of Lake Tahoe, Inc. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group), and Regent Broadcasting West Coast, Inc. (fka The Park Lane Group) will drop the stock of Regent Broadcasting of Lake Tahoe, Inc. down into Park Lane Regency Radio, Inc.

                  (c) The assets of the Tahoe stations (presently held by Park Lane Regency Radio, Inc. and which are the subject of a pending sale) will be dropped down into Regent Broadcasting of Lake Tahoe, Inc., and the FCC licenses will be dropped down another level into Regent Licensee of Lake Tahoe, Inc. pending the sale.

                  (d) Park Lane Regency Radio, Inc. will then merge with and into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group), with Regent Broadcasting West Coast, Inc. (fka The Park Lane Group) to survive.

         4.       VICTORVILLE MARKET

                  (a) Regent Communications, Inc. will drop the stock of Regent Broadcasting of Victorville, Inc. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group), and Regent Broadcasting West Coast, Inc. (fka The Park Lane Group) will drop the stock of Regent Broadcasting of Victorville, Inc. down into Park Lane High Desert, Inc.

                  (b) The assets of KATJ and KROY (the Victorville stations presently held in Park Lane High Desert, Inc.) will be dropped down into Regent Broadcasting of Victorville, Inc., and the FCC licenses of KATJ and KROY will be dropped from there into Regent Licensee of Victorville, Inc.

         5.       PALMDALE MARKET

                  (a) A new Delaware corporation (Regent Licensee of Palmdale, Inc.) will be formed as a wholly-owned subsidiary of Regent Broadcasting of Palmdale, Inc.

                  (b) Regent Communications, Inc. will drop the stock of Regent Broadcasting of Palmdale, Inc. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group), and Regent Broadcasting West Coast, Inc. (fka The Park Lane Group) will drop the stock of Regent Broadcasting of Palmdale, Inc. down into Park Lane High Desert, Inc.

                  (c) The assets of the Palmdale stations (presently held by Park Lane High Desert, Inc.) will be dropped down into Regent Broadcasting of Palmdale, Inc., and the FCC licenses will be dropped down another level into Regent Licensee of Palmdale, Inc.

                  (d) Park Lane High Desert, Inc. will then merge with and into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group), with Regent Broadcasting West Coast, Inc. (fka The Park Lane Group) to survive.

         6.       REDDING MARKET

                  (a) A new Delaware corporation (Regent Licensee of Redding, Inc.) will be formed as a wholly-owned subsidiary of Regent Broadcasting of Redding, Inc.

                  (b) Regent Communications, Inc. will drop the stock of Regent Broadcasting of Redding, Inc. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group)

                  (c) Regent Communications, Inc. will drop the stock of Regent Acquisition Corp. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group).

                  (d) Regent Acquisition Corp. will be merged with and into Regent Broadcasting of Redding, Inc., with Regent Broadcasting of Redding to survive.

                  (e) Park Lane Redding Radio, Inc. will be merged with and into Regent Broadcasting of Redding, Inc., with Regent Broadcasting of Redding, Inc. to survive.

                  (f) The licenses of all six of the Redding stations will be dropped down Regent Licensee of Redding, Inc. (the new subsidiary of Regent Broadcasting of Redding, Inc.).

         7.       CHICO MARKET

                  (a) A new Delaware corporation (Regent Licensee of Chico, Inc.) will be formed as a wholly-owned subsidiary of Regent Broadcasting of Chico, Inc.

                  (b) Regent Communications, Inc. will drop the stock of Regent Broadcasting of Chico, Inc. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group)

                  (c) Park Lane Chico, Inc. will be merged with and into Regent Broadcasting of Chico, Inc., with Regent Broadcasting of Chico, Inc. surviving.

                  (d) The FCC licenses of the Chico stations will be dropped down into Regent Licensee of Chico, Inc.

         8.       FLAGSTAFF MARKET

                  (a) A new Delaware corporation (Regent Licensee of Flagstaff, Inc.) will be formed as a wholly-owned subsidiary of Regent Broadcasting of Flagstaff, Inc.

                  (b) Regent Communications, Inc. will drop the stock of Regent Broadcasting of Flagstaff, Inc. down into Regent Broadcasting West Coast, Inc. (fka The Park Lane Group).

                  (c) Park Lane Northern Arizona, Inc. will be merged with and into Regent Broadcasting of Flagstaff, Inc., with Regent Broadcasting of Flagstaff, Inc. surviving.

                  (d) The FCC licenses of the Flagstaff stations will be dropped down into Regent Licensee of Flagstaff, Inc.

         9.       FLINT MARKET

                  (a) A new Delaware corporation (Regent Licensee of Flint, Inc.) will be formed as a wholly-owned subsidiary of Regent Broadcasting of Flint, Inc. (fka Faircom Flint Inc.)

         10.      MANSFIELD/SHELBY MARKET

                  (a) A new Delaware corporation (Regent Licensee of Mansfield, Inc.) will be formed as a wholly-owned subsidiary of Regent Broadcasting of Mansfield, Inc. (fka Faircom Mansfield Inc.)



                                      -3-
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                             [Flow Chart Not Shown]

                             [Flow Chart Not Shown]

                                   SCHEDULE B


               Description of Pledged Stock of New Credit Parties


Stock Issuer                        Holder                    Class      No.    Par Value        # of Shares
------------                        ------                    -----      ---    ---------        -----------
Regent Licensee            Regent Broadcasting                Common    1       $1.00            100
of Lake Tahoe, Inc.        of Lake Tahoe, Inc.

Regent Licensee            Regent Broadcasting of             Common    1       $1.00            100
of Palmdale, Inc.          Palmdale, Inc.

Regent Licensee            Regent Broadcasting of             Common    1       $1.00            100
of Redding, Inc.           Redding, Inc.

Regent Licensee            Regent Broadcasting of             Common    1       $1.00            100
of Chico, Inc.             Chico, Inc.

Regent Licensee            Regent Broadcasting of             Common    1       $1.00            100
of Flagstaff, Inc.         Flagstaff, Inc.

Regent Licensee            Regent Broadcasting of             Common    1       $1.00            100
of Flint, Inc.             Flint, Inc.

Regent Licensee            Regent Broadcasting of             Common    1       $1.00            100
of Mansfield, Inc.         Mansfield, Inc.

                                    Sch.B-1